UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

The ADT Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35502	45-4517261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Yamato Road Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip code)

(561) 988-3600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On January 9, 2014, the Board of Directors (the “Board”) of The ADT Corporation (the “Company”) appointed Richard J. Daly to the Company’s Board for a term expiring at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”), when he will be subject to election by a vote of the Company’s stockholders, or until his earlier resignation or removal. Mr. Daly was named to the Board’s Compensation Committee.

In connection with his appointment as a director, Mr. Daly is entitled to receive the pro rata portion of the standard compensation for the service on the Board by the Company’s non-employee directors for the period from the date of his appointment to the Board until the 2014 Annual Meeting. The standard compensation currently consists of an annual cash retainer, paid in quarterly installments, in the amount of $80,000 per year, and an annual equity award of restricted stock units with a grant date fair value of approximately $120,000 and a one-year vesting term. On the date of his appointment to the Board, Mr. Daly received a grant of restricted stock units with a grant date fair value of approximately $20,000, representing his pro-rated equity award. The pro-rated cash retainer to which Mr. Daly is entitled in connection with his appointment will be paid on the date of the next scheduled quarterly payment. All non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

The Company expects Mr. Daly to enter into the standard director and officer indemnification agreement that it has with its directors and officers. A copy of the Company’s form of director and officer indemnification agreement is filed as Exhibit 10.19 to the Company’s Form 10-K filed on November 20, 2013.

There are no arrangements or understandings between Mr. Daly and any other persons pursuant to which Mr. Daly was selected as a director. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Mr. Daly, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the press release publicly announcing the appointment of Mr. Daly is filed as Exhibit 99.1 and is incorporated by reference herein.

Notice of Director Not Standing for Re-election

On January 8, 2014, Dinesh Paliwal notified the Board of his decision not to stand for re-election as a director, and to resign from the Board, effective at the end of his current term which expires at the Annual Meeting (scheduled to be held on March 13, 2014). Mr. Paliwal’s decision not to stand for re-election was not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of The ADT Corporation dated January 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ADT CORPORATION

By:	/s/ N. David Bleisch
Name: N. David Bleisch
Title: Senior Vice President, General Counsel and Corporate Secretary

Date: January 13, 2014

INDEX TO EXHBITS

Exhibit No.	Description

99.1	Press Release of The ADT Corporation dated January 10, 2014.